Exhibit B

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A ordinary shares of no par value per share of Mint Incorporation Limited, a British Virgin Islands business company whose principal executive offices is located at 17/F, Wing Kwok Centre, No.182 Woosung Street, Jordan, Kowloon, Hong Kong, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 27, 2026.

Deep Vision Enterprise Limited

By:	/s/ Hoi Lung Chan
Name:	Hoi Lung Chan
Title	Director

Hoi Lung Chan

By:	/s/ Hoi Lung Chan
Name:	Hoi Lung Chan